UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KILROY REALTY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

ADDITIONAL INFORMATION REGARDING

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2020

The following Notice of Change of Location and Time (this “Notice”) and Press Release issued on May 6, 2020 relate to the proxy statement (the “Proxy Statement”) of Kilroy Realty Corporation (the “Company”), dated April 8, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 19, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders of the Company on or about May 6, 2020.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS NOTICE

SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION AND TIME

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2020

4:00 P.M. PT / 7:00 P.M. ET

May 6, 2020

Dear Stockholder:

Due to the ongoing public health threat of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of the stockholders, employees, directors and communities of Kilroy Realty Corporation (the “Company”), NOTICE IS HEREBY GIVEN that the location and time of the Company’s 2020 Annual Meeting of Stockholders (“Annual Meeting”) have been changed. The Annual Meeting will be held in a virtual-only meeting format, via live audio webcast at www.virtualshareholdermeeting.com/KRC2020, on Tuesday, May 19, 2020. To accommodate the change to a virtual-only meeting format, the time of the Annual Meeting has been changed to 4:00 p.m. PT / 7:00 p.m. ET. You will not be able to attend the Annual Meeting in person, but the virtual-only meeting format will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

As described in the previously distributed proxy materials, only the holders of shares of the Company’s common stock as of the close of business on the record date, March 6, 2020, may participate in the Annual Meeting.

To be admitted to the virtual-only Annual Meeting, log on to the Annual Meeting at www.virtualshareholdermeeting.com/KRC2020 at the appropriate time and enter your unique 16-digit control number, which may be found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as applicable, provided with KRC’s previously distributed proxy materials. Stockholders are encouraged to access the virtual-only Annual Meeting prior to its start time. Online access will begin at 3:50 p.m. PT / 6:50 p.m. ET.

If you attend the virtual-only Annual Meeting as an eligible stockholder as of the record date, you may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Annual Meeting website. Only questions related to the proposals to be voted upon at the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. If you are unable to locate your control number, you may enter the site as a guest, but will not be able to vote or submit questions relating to meeting matters during the Annual Meeting. For technical assistance during the Annual Meeting, you may contact Broadridge at 800-586-1548 (US) or 303-562-9288 (International).

Your vote is important. Stockholders are urged to submit their proxies in advance of the Annual Meeting by using one of the methods outlined in the proxy materials. The proxy card or voting instruction form previously distributed will not be updated to reflect the change in location and time and may continue to be used to vote the shares in connection with the Annual Meeting.

By Order of the Board of
Directors

Tyler Rose
Executive Vice President, Chief Financial Officer and Secretary May 6, 2020 :: Los Angeles, California

The Annual Meeting will be held on Tuesday, May 19, 2020 at 4:00 p.m. PT / 7:00 p.m. ET at

www.virtualshareholdermeeting.com/KRC2020.

The Notice of Annual Meeting, Proxy Statement and the Company’s 2019 Annual Report on Form 10-K are available at www.proxyvote.com. Copies of these proxy materials are also available in the Investors — Financial Reports section of the Company’s website at http://www.kilroyrealty.com. You are encouraged to access and review all of the important information contained in the Company’s proxy materials before voting.

Contact:	FOR RELEASE:
Tyler H. Rose	May 6, 2020
Executive Vice President
and Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION TO HOST

VIRTUAL 2020 STOCKHOLDERS MEETING

MAY 19, 2020

LOS ANGELES, CA – May 6, 2020—Kilroy Realty Corporation (NYSE: KRC) today announced that due to the ongoing public health threat caused by the coronavirus (COVID-19) pandemic and to support the health and well-being of the Company’s stockholders, employees, directors and communities, the Company’s upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held in a virtual-only meeting format on Tuesday, May 19, 2020. To accommodate the change to the virtual-only meeting format, the Company has changed the time of the Annual Meeting to 4:00 p.m. PT / 7:00 p.m. ET.

As described in the proxy materials for the Annual Meeting previously distributed and available online at https://materials.proxyvote.com/49427F, holders of shares of KRC’s common stock as of the close of business on the record date, March 6, 2020, may participate in the Annual Meeting. Stockholders will not be able to attend the Annual Meeting in person, but the virtual-only meeting format will provide stockholders with the ability to participate in the meeting, vote their shares and ask questions.

To be admitted to the virtual-only Annual Meeting, log on to the Annual Meeting at www.virtualshareholdermeeting.com/KRC2020 at the appropriate time and enter your unique 16-digit control number, which may be found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as applicable, provided with KRC’s previously distributed proxy materials. Stockholders are encouraged to access the virtual-only Annual Meeting prior to its start time. Online access will begin at 3:50 p.m. PT / 6:50 p.m. ET.

If you attend the virtual-only Annual Meeting as an eligible stockholder as of the record date, you may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Annual Meeting website. Only questions related to the proposals to be voted upon at the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. If you are unable to locate your control number, you may enter the site as a guest, but will not be able to vote or submit questions relating to meeting matters during the Annual Meeting. For technical assistance during the Annual Meeting, you may contact Broadridge at 800-586-1548 (US) or 303-562-9288 (International).

Your vote is important. Stockholders are urged to submit their proxies in advance of the Annual Meeting by using one of the methods outlined in the proxy materials. The proxy card or voting instruction form previously distributed will not be updated to reflect the change in location and time and may continue to be used to vote the shares in connection with the Annual Meeting.

About Kilroy Realty Corporation. Kilroy Realty Corporation (NYSE: KRC, the “company”, “KRC”) is a leading West Coast landlord and developer, with a major presence in San Diego, Greater Los Angeles, the San Francisco Bay Area, and the Pacific Northwest. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity, productivity and employee retention for some of the world’s leading technology, entertainment, life science and business services companies.

KRC is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office and mixed-use projects.

As of March 31, 2020, KRC’s stabilized portfolio totaled approximately 14.3 million square feet of primarily office and life science space that was 93.5% occupied and 97.3% leased. The company also had 200 residential units in Hollywood that had a quarterly average occupancy of 93.5% and another 462 residential units in San Diego that were in lease-up. In addition, KRC had eight in-process development projects with an estimated total investment of $2.0 billion, totaling approximately 2.3 million square feet of office and life science space, and 339 residential units. The office and life science space was 90% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility

KRC is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. KRC’s stabilized portfolio was 65% LEED-certified with 70% of eligible properties ENERGY STAR-certified as of March 31, 2020.

The company has been recognized by GRESB, the Global Real Estate Sustainability Benchmark, as the sustainability leader in the Americas for six consecutive years. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for six consecutive years and ENERGY STAR Partner of the Year for seven years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past five years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. The company was recently named to Bloomberg’s 2020 Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ending March 31, 2020 and in our annual report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

###